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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated October 9, 1998, in this registration statement on Amendment No. 3 to Form S-4 (No. 333-66081) of our audits of the consolidated financial statements of Allright Holdings, Inc. and Subsidiaries as of June 30, 1998 and 1997 and for the year ended June 30, 1998, and the period from October 31, 1996 to June 30, 1997, and of the Predecessor Company for the period from July 1, 1996 to October 30, 1997, and to all references to our firm included in this registration statement.

/s/ Arthur Andersen LLP


Houston, Texas
January 5, 1999